Exhibit 1.02

Echelon Corporation
Conflict Minerals Report
For The Year Ended December 31, 2013

This Conflict Minerals Report (this “Report”) for Echelon Corporation (the “Company”, “Echelon”, “our” or “we”) covers the reporting period from January 1, 2013 to December 31, 2013, and is presented in accordance with Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”).

This Report is filed as Exhibit 1.02 to the Company’s Specialized Disclosure Report on Form SD (the “Form”), and a copy of this Report and the Form are publicly available at http://www.echelon.com/company/investor/corpgov/

We use the term “conflict free” in this Report in a broader sense to refer to suppliers, supply chains, smelters and refiners whose sources of conflict minerals did not or do not directly or indirectly finance or benefit armed groups in the Covered Countries. For purposes of this Report, the term “conflict minerals” means columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten. Numerous terms in this Report are defined in the Rule and the reader is referred to that source and to SEC Release No. 34-67716 issued by the Securities and Exchange Commission on August 22, 2012 for such definitions.

Introduction
In 2010, the United States enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”). Pursuant to Section 1502 of the Act, the United States Securities and Exchange Commission (“SEC”) promulgated regulations requiring companies covered under the Act annually to file a Specialized Disclosure Report on Form SD with the SEC to disclose whether certain specified conflict minerals (as described below) used in their products directly or indirectly benefited armed groups in the Democratic Republic of the Congo and adjoining countries (collectively, the “Covered Countries”). This Report, which is an exhibit to the Form, describes the design of Echelon’s conflict minerals due diligence measures and provides an account of how these measures were implemented in 2013 to determine, to our knowledge, the source mines, the country of origin and the facilities used to process the conflict minerals used in our products. A description of our products covered by this Report is described under “Part 2: Product Determination” of this Report below.

Part 1: Due Diligence

Reasonable Country of Origin Inquiry Process
In accordance with Rule 13p-1 and Form SD, Echelon determined that conflict minerals are necessary to the functionality or production of our products, and undertook a reasonable country of origin inquiry (“RCOI”) with respect conflict minerals reasonably designed to determine whether any of the conflict minerals originated in the Covered Countries.

Due Diligence Process
In conducting our RCOI, Echelon employed a combination of measures to determine whether the conflict minerals in our products originated from the Covered Countries, and determined that the Company would survey direct suppliers that represented an aggregate of at least 95% of sales revenue generated from our products that contain or may be manufactured using conflict minerals. Echelon employed the Electronics Industry Citizenship Coalition (“EICC”) - Global eSustainability Initiative (“GeSI”) Extractives industry tools to collect due diligence information on the source and chain of custody of conflict minerals.

To maximize the efficiency and effectiveness of our efforts to identify smelters and refiners in our supply chain ,as a standardized protocol, we, along with other participants in the electronics industry, rely on the Conflict-Free Sourcing Initiative (CFSI)’s Conflict-Free Smelter Program (“CFSP”) or equivalent industry-wide program for audits of smelters and/or refiners. The CFSP is a voluntary initiative in which an independent third party audits smelter procurement and processing activities and determines if the smelter has provided sufficient documentation to demonstrate with reasonable confidence that the minerals it processed originated from conflict-free sources.

In addition, we designed our due diligence to conform, in all relevant material respects given our position in the supply chain, to the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “Framework”) as it pertains to downstream companies. We believe the Framework is an internationally recognized due diligence framework and meets the requirements of the Rule.

Establishment of a Management System.

Echelon established a management system for addressing the sourcing of conflict minerals in our products, and implemented a conflict minerals governance structure that includes executive sponsors and a cross-functional team comprised of individuals from Operations, Finance, Accounting, Sales and Legal.

A copy of Echelon’s Supply Chain Policy for Conflict Minerals can be viewed at http://www.echelon.com/company/investor/docs/ech_corpgov_conflictmineralspolicy.pdf. Echelon has a worldwide whistleblower policy and hotline, and we accept and encourage reporting of illegal or unethical activity. We believe that our whistleblower hotline is an appropriate mechanism for our employees and employees of our suppliers to report known or suspected false information concerning conflict minerals in our supply chain.

Identification and Assessment of Risks in the Supply Chain
In 2013, Echelon selected and surveyed five first-tier direct suppliers, representing an aggregate of over 95% of our sales revenue generated from products containing or produced using conflict minerals. Echelon provided the Conflict Minerals Reporting Template (the “CMRT”) designed by the CFSI to all such suppliers in order to gather information about their use of conflict minerals, their mineral sourcing practices and the smelters and refiners in their supply chain. We elected to use the CMRT as we believe that it is a commonly used reporting template used in numerous industries, thereby easing the potential for confusion or misunderstanding by our suppliers and helping to foster even more widespread adoption of the CMRT.

Given our position in the supply chain, we relied heavily on our first-tier suppliers to provide information about the sources of conflict minerals used in our products. Upon receipt of responses to our CMRT request, we reviewed supplier responses for completeness, reasonableness, and acceptability in order to validate the smelters and refiners listed on the provided CMRTs.

Based on the data collected, the main risks that we have identified are suppliers providing incomplete or inconsistent responses in the CMRT, and suppliers providing the names of smelters or refiners that are unrecognized by the CFSI or not certified by the CFSP. As of the date of this Report, we have not identified a supplier, smelter or refiner which we have reason to believe may be sourcing conflict minerals from a Covered Country that, directly or indirectly, finances or benefits armed groups, but given the uncertainty in the provenance of materials from a variety of smelters that may be present in materials used by our suppliers, we are unable to determine with certainty whether or not any minerals used in our products are so sourced.

Conducting Independent Audits of Supply Chain Due Diligence
Echelon does not have a direct relationship with any smelters or refiners in our supply chain and, as a result, we do not directly conduct audits. Instead, Echelon identified conflict-free smelters and refiners reported from our first-tier direct suppliers by confirming with the published list from third party audits (the CFSP).

Part 2: Product Determination
Products
During the reporting period from January 1, 2013 to December 31, 2013, we identified the following products that may contain conflict minerals that Echelon contracted to manufacture:

•	Integrated Circuit (IC) and Module Products

•	Meter Products

•	Control Nodes

•	Tools

•	Interconnectivity Products

•
DRC Conflict Status
In 2013 and 2014, we conducted the due diligence process described above for the reporting period from January 1, 2013 to December 31, 2013 in order to ascertain source and chain of custody information for the necessary conflict minerals in our supply chain. Based on the subsequent information we gathered, Echelon has determined that (i) certain smelters and refiners in the supply chain that are sources of the necessary conflict minerals for our products have received a “conflict free” designation from the CFSP or other third party audit program, and (ii) we are unable to determine the country of origin of conflict minerals and or chain of custody of all necessary conflict minerals procured by all smelters in our supply chain that contributed to our products because, for this reporting period, certain smelter and refiner facilities (1) had not yet received a “conflict free” designation from an independent third party audit program, and (2) did not respond to our requests for country of origin or chain or custody inquiries.

Table 1 below lists the facilities which, to the extent known, processed the necessary conflict minerals in our products:

Metal	Smelter Names	Country
Gold	Allgemeine Gold- und Silberscheideanstalt A.G. *	Germany
Gold	AngloGold Ashanti Mineração Ltda *	Brazil
Gold	Argor-Heraeus SA *	Switzerland
Gold	Asahi Pretec Corp *	Japan
Gold	Chimet SpA *	Italy
Gold	Dowa *	Japan
Gold	Heimerle + Meule GmbH *	Germany
Gold	HERAEUS HONG KONG *	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG *	Germany
Gold	Ishifuku Metal Industry Co., Ltd. *	Japan
Gold	Johnson Matthey Inc *	United States
Gold	Johnson Matthey Limited *	Canada
Gold	JX Nippon Mining & Metals Co., Ltd *	Japan
Gold	Kennecott Utah Copper *	United States
Gold	Kojima Chemicals Co. Ltd *	Japan
Gold	LS-Nikko Copper Inc *	Korea, Republic Of
Gold	Materion *	United States
Gold	Matsuda Sangyo Co. Ltd *	Japan
Gold	Metalor Technologies (Hong Kong) Ltd *	Hong Kong
Gold	Metalor Technologies SA *	Switzerland
Gold	Metalor USA Refining Corporation *	United States
Gold	Mitsubishi Materials Corporation *	Japan
Gold	Mitsui Mining and Smelting Co., Ltd. *	Japan
Gold	Nihon Material Co. LTD *	Japan
Gold	Ohio Precious Metals LLC. *	United States
Gold	PAMP SA *	Switzerland
Gold	Rand Refinery (Pty) Ltd *	South Africa
Gold	Royal Canadian Mint *	Canada
Gold	SEMPSA Joyeria Plateria SA *	Spain
Gold	Solar Applied Materials Technology Corp. *	Taiwan
Gold	Sumitomo Metal Mining Co. Ltd. *	Japan
Gold	Tanaka Kikinzoku Kogyo K.K. *	Japan
Gold	Tokuriki Honten Co. Ltd *	Japan
Gold	Umicore SA Business Unit Precious Metals Refining *	Belgium
Gold	United Precious Metal Refining, Inc. *	United States
Gold	Valcambi SA *	Switzerland
Gold	Western Australian Mint trading as The Perth Mint *	Australia
Gold	AIDA Chemical Industories Co.,Ltd	Japan
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	Asaka Riken Co Ltd	Japan
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Caridad	Mexico
Gold	Chugai Mining	Japan
Gold	Codelco	Chile
Gold	Daejin Indus Co. Ltd	Korea, Republic Of
Gold	DaeryongENC	Korea, Republic Of

Gold	Do Sung Corporation	Korea, Republic Of
Gold	Faggi Enrico Spa	Italy
Gold	Harima Smelter	Japan
Gold	Henan Zhongyuan Gold Smelter Co., Ltd.	China
Gold	Heraeus USA	United States
Gold	Hisikari Mine	Japan
Gold	Hwasung CJ Co. Ltd	Korea, Republic Of
Gold	Jiangxi Copper Company Limited	China
Gold	Jinlong Copper Co., Ltd.	China
Gold	Korea Metal	Korea, Republic Of
Gold	LBMA	Japan
Gold	Mitsui & Co. Precious Metals Inc. Hong Kong Branch	Hong Kong
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Niihama Nickel Refinery	Japan
Gold	Nippon Mining & Mtetals	Japan
Gold	Orelec	France
Gold	Pan Pacific Copper Co. LTD	Japan
Gold	Sabin Metal Corp.	United States
Gold	Samwon Metals Corp.	Korea, Republic Of
Gold	Senju Metal Industry Co.,Ltd.	Japan
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China
Gold	So Accurate Refining Group	United States
Gold	The Refinery of Shandong Gold Mining Co. Ltd	China
Gold	Torecom	Korea, Republic Of
Gold	UBS AG	Switzerland
Gold	United Refining	United States
Gold	UYEMURA	United States
Gold	Xstrata Canada Corporation	Canada
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yokohama Metal Co Ltd	Japan
Gold	YOKOHAMA METAL CO.,LTD.	Japan
Gold	Zhaojin Group&Gold Mineral China Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co. Ltd	China
Tantalum	Duoluoshan *	China
Tantalum	Exotech Inc. *	United States
Tantalum	F&X *	China
Tantalum	Global Advanced Metals *	United States
Tantalum	H.C. Starck GmbH *	Germany
Tantalum	Hi-Temp *	United States
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd. *	China
Tantalum	Mitsui Mining & Smelting Co., Ltd *	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd. *	China
Tantalum	RFH *	China
Tantalum	Solikamsk Metal Works *	Russian Federation
Tantalum	Taki Chemicals *	Japan
Tantalum	Tantalite Resources *	South Africa
Tantalum	Telex *	United States
Tantalum	Ulba *	Kazakhstan
Tantalum	Zhuzhou Cement Carbide *	China

Tantalum	CIF	Brazil
Tantalum	Ethiopian Minerals Development Share Company	Ethiopia
Tantalum	Fujian Nanping	China
Tantalum	Jiangxi Yichun	China
Tantalum	Metal Do	Japan
Tantalum	Niotan	United States
Tantalum	NTET, Thailand	Thailand
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd. *	China
Tin	Malaysia Smelting Corporation (MSC) *	Malaysia
Tin	Mineração Taboca S.A. *	Brazil
Tin	Minsur *	Peru
Tin	Mitsubishi Materials Corporation *	Japan
Tin	OMSA *	Bolivia
Tin	PT Bukit Timah *	Indonesia
Tin	PT Tambang Timah *	Indonesia
Tin	PT Timah *	Indonesia
Tin	Thaisarco *	Thailand
Tin	White Solder Metalurgia *	Brazil
Tin	Yunnan Tin Company Limited *	China
Tin	Cookson Electronics - Alpha Metals Korea	Bangka,Indonesia
Tin	Senju Metal	Japan
Tin	Alpha Metals Korea Ltd.	Korea, Republic Of
Tin	Alpha Metals Taiwan	United States
Tin	Amalgamet	United States
Tin	An Xin Xuan Xin Yue You Se Jin Shu Co. Ltd.	China
Tin	Baoshida Swissmetall	Switzerland
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazônia Ltda.	Brazil
Tin	China Tin Smelter Co.Ltd	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Cooper Santa	Brazil
Tin	Corporation Berhad (MSC)	Malaysia
Tin	CV Duta Putra Bangka	Indonesia
Tin	CV JusTindo	Indonesia
Tin	CV Makmur Jaya	Indonesia
Tin	CV Nurjanah	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	Electro.oy Metal Pte.	Singapore
Tin	EM Vinto	Bolivia
Tin	Fenix Metals	Poland
Tin	FSE Novosibirsk Refinery	Russian Federation
Tin	Fuji Metal Mining	Thailand
Tin	Gebrueder Kemper GMBH	Germany
Tin	Gejiu Gold Smelter Minerals Co.,Ltd	China
Tin	Gejiu Yunxin Colored Electrolytic Co.,Ltd	China
Tin	Gejiu Zi-Li	China
Tin	Gold Bell Group	China
Tin	Gomat-e-K.	Germany
Tin	GUANGXI CHINA TIN GROUP CO.,LTD	China
Tin	Heraeus Technology Center	Hong Kong

Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Jean Goldschmidt International	Belgium
Tin	Jiangxi Nanshan	China
Tin	Kai Unita Trade Limited Liability Company	China
Tin	Linwu Xianggui Smelter Co	China
Tin	Liuzhou China Tin	China
Tin	Malaysia Smelting Corp	Malaysia
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Metallo Chimique	Belgium
Tin	Minmetals Ganzhou Tin Co. Ltd.	China
Tin	Minsur	China
Tin	Mitsubishi Electric Metecs Co., Ltd.	Japan
Tin	Novosibirsk Integrated Tin Works	Russian Federation
Tin	OM Manufacturing Phils. Inc.	Philippines
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Refined Banka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	Pure Technology	Russian Federation
Tin	Richard Stenzhorn GmbH	Germany
Tin	Samhwa non-ferrorus Metal ind.co.ltd	Korea, Republic Of
Tin	Singapore LME Tin	Singapore
Tin	Sundwigger Messingwerk	Germany
Tin	Tamura	Japan
Tin	The Miller Company	United States
Tin	XiHai	China
Tin	Yunnan Chengfeng	China
Tin	Yunnan Chengo Electric Smelting Plant	China
Tin	Yunnan Tin	China
Tin	Yuntinic Chemical GmbH	Germany
Tin	YunXi	China

Tungsten	Central Glass @Co.,Ltd Ube, Yamaguchi	Japan
Tungsten	Dayu Weiliang Tungsten Co.,Ltd	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	ATI Tungsten Materials	United States
Tungsten	Buffalo Tungsten	China
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	China
Tungsten	China Minmetals Nonferrous Metals Co Ltd	China
Tungsten	China National Non-ferrous	China
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	China
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	China
Tungsten	Global Tungsten & Powders Corp *	United States
Tungsten	HC Starck	Russian Federation
Tungsten	HC Starck GmbH	Germany
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	China
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	China
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	China
Tungsten	Kennametal Inc.	United States
Tungsten	Kyoritsu Gokin Co., Ltd.	Japan
Tungsten	Mitsubishi Materials Corp.	Japan
Tungsten	Mitsui Mining & Smelting Co., Ltd	Japan
Tungsten	Nanchang Cemented Carbide Limited Liability Company	China
Tungsten	North American Tungsten	Canada
Tungsten	Plansee	Austria
Tungsten	Sandvik Material Technology	Sweden
Tungsten	Sumitomo	China
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Wolfram Company CJSC	Russian Federation
Tungsten	Xiamen Golden Egret Special Alloy Co. Ltd.	China
Tungsten	Xiamen Tungsten Co Ltd	China
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	China
* Denotes smelters and refiners which have received a "conflict free" designation from an independent third party audit as updated by the CFSI after the Reporting Period.

Efforts to Determine Mine Location
Echelon has very limited engagement with the majority of parties beyond our first-tier direct suppliers in our supply chain. Consequently, identifying, with certainty, the smelters, refiners and recyclers and the source of the conflict minerals they process is an extraordinary challenge. In 2013, the primary focus of our due diligence on the source and chain of custody of the necessary conflict minerals in our supply chain was on the collection and assessment of the data gathered, consolidated and provided by our direct first-tier suppliers. As a downstream supplier, we base our due diligence program on current industry guidance and practices for implementing the Framework, Echelon’s primary means of determining mine location is through the CFSP audits, industry lists and reports that we expect to gather through our participation in the various organizations identified above.

Future Steps
We recognize that this is a complicated process given the complexity of our supply chain, and that Echelon has very limited engagement with the majority of our supply chain beyond our first-tier direct suppliers. As a result, in 2014, we expect to continue to focus our efforts on collaborating with our first tier direct suppliers to improve the systems of transparency and control in our supply chain, including through our use of the CMRT in connection with our diligence of our supply chain.